As filed with the Securities and Exchange Commission on July 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KOSAN BIOSCIENCES INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	3832 Bay Center Place Hayward, CA 94545 (510) 732-8400	94-3217016 (I.R.S. Employer Identification Number)
(Address of principal executive offices)

2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

Robert G. Johnson, Jr., M.D., Ph.D.

Chief Executive Officer

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock options and common stock (par value $.001 per share)	2,000,000 shares	$3.53	$7,060,000	$756

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock of Kosan Biosciences Incorporated (“Registrant”) that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on The Nasdaq National Market on July 26, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

The Registrant incorporates herein by reference the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and filed on March 16, 2006 (File No. 000-31633);

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed on May 10, 2006 (File No. 000-31633);

(c)	Registrant’s Current Reports on Form 8-K (File No. 000-31633), filed with the Commission on February 6, 2006, February 17, 2006, February 24, 2006, March 7, 2006, March 24, 2006, March 27, 2006, March 30, 2006, April 28, 2006, May 4, 2006, May 10, 2006, May 16, 2006, June 1, 2006, July 25, 2006 and July 26, 2006; and

(d)	The description of Registrant’s Common Stock, par value $0.001 per share, contained in Registrant’s Registration Statement on Form 8-A filed September 27, 2000 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and declared effective on October 4, 2000 (File No. 000-31633).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward LLP, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for this limitation of liability and further provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under Delaware law.

Section 145 of the DGCL allows for indemnification of officers, directors, employees and agents of a corporation. Registrant’s Amended and Restated Certificate of Incorporation requires Registrant to indemnify and hold harmless any director, officer, employee or agent of Registrant to the extent permitted by Delaware law. Registrant’s Amended and Restated Bylaws further provide that Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL and that Registrant may indemnify its other employees and agents to the fullest extent permitted by the DGCL.

Registrant has entered into indemnification agreements with each of its directors and executive officers that require it to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an officer of Registrant or any of its affiliated enterprises, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of Registrant and, with respect to any criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

Registrant maintains a policy of directors’ and officers’ insurance. The policy (i) insures directors and officers against losses for which Registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses Registrant for those losses for which Registrant has lawfully indemnified the directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Form of Specimen Common Stock Certificate.

4.2(1)	Third Amended and Restated Registration Rights Agreement, dated March 30, 2000, between Registrant and certain stockholders.

4.3(2)	Registrant’s Certificate of Designation of Series A Junior Preferred Stock.

4.4(3)	Warrant for the purchase of shares of common stock, dated July 19, 2006, issued by the Registrant to Kingsbridge Capital Limited.

4.5(3)	Registration Rights Agreement, dated July 19, 2006, by and between the Registrant and Kingsbridge Capital Limited.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (contained on the signature page).

99.1(4)	Kosan Biosciences Incorporated 2006 Equity Incentive Plan.

(1)	Incorporated herein by reference to an exhibit of our Registration Statement on Form S-1, Registration No. 333-33732.
(2)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on October 15, 2001.
(3)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on July 25, 2006.
(4)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on June 1, 2006.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 27, 2006.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Robert G. Johnson, Jr.
Robert G. Johnson, Jr., M.D., Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Johnson, Jr. and Margaret A. Horn, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on July 27, 2006 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Robert G. Johnson, Jr. Robert G. Johnson, Jr., M.D., Ph.D.	Chief Executive Officer (Principal Executive Officer)	July 27, 2006

/s/ David L. Johnson David L. Johnson	Principal Financial and Accounting Officer	July 27, 2006

/s/ Peter Davis Peter Davis, Ph.D.	Chairman	July 27, 2006

Signature	Title	Date

/s/ Bruce Chabner Bruce Chabner, M.D.	Director	July 27, 2006

/s/ Kevan Clemens Kevan Clemens, Ph.D.	Director	July 27, 2006

/s/ Jean Deleage Jean Deleage, Ph.D.	Director	July 27, 2006

/s/ Charles Homcy Charles Homcy, M.D.	Director	July 27, 2006

/s/ Chaitan Khosla Chaitan Khosla, Ph.D.	Director	July 27, 2006

/s/ Christopher Walsh Christopher Walsh, Ph.D.	Director	July 27, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Form of Specimen Common Stock Certificate.

4.2(1)	Third Amended and Restated Registration Rights Agreement, dated March 30, 2000, between Registrant and certain stockholders.

4.3(2)	Registrant’s Certificate of Designation of Series A Junior Preferred Stock.

4.4(3)	Warrant for the purchase of shares of common stock, dated July 19, 2006, issued by the Registrant to Kingsbridge Capital Limited.

4.5(3)	Registration Rights Agreement, dated July 19, 2006, by and between the Registrant and Kingsbridge Capital Limited.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (contained on the signature page).

99.1(4)	Kosan Biosciences Incorporated 2006 Equity Incentive Plan.

(1)	Incorporated herein by reference to an exhibit of our Registration Statement on Form S-1, Registration No. 333-33732.
(2)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on October 15, 2001.
(3)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on July 25, 2006.
(4)	Incorporated herein by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed on June 1, 2006.